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EXHIBIT 23.2



                   Consent of Nancy S. Shilts, Esq.



I consent to the use of my name as currently included in "Item 3. Legal Proceedings" of Federal-Mogul Corporation's Amendment No. 1 to the Annual Report on Form 10-K for the year ended December 31, 1996.




                                                (Nancy S. Shilts)
                                                NANCY S. SHILTS



Dated as of August 8, 1997